UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2015

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY                       12106

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2015, upon recommendation of the Company’s Nominating Committee of the Board of Directors, the Board of Directors appointed Diane J. Generous to its Compensation Committee, Audit Committee and Nominating Committee. This brings the composition of these committees to: Ms. Generous, Carl A. Florio, Richard P, Koskey and Jean Neff.

Upon recommendation of the Company’s Nominating Committee, the Board of Directors appointed Carl A. Florio as Chairman of the Audit Committee. Mr. Florio replaces Richard P. Koskey as Chairman of the Audit Committee. Mr. Koskey remains a member of the Audit Committee and the Company’s Chairman of the Board.

Upon recommendation of the Company’s Nominating Committee, the Board of Directors appointed Ms. Generous as Chairman of the Nominating Committee. Ms. Generous replaces Mr. Florio as Chairman of the Nominating Committee. Mr. Florio remains a member of the Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION
(Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Chief Executive Officer (Principal Executive Officer) Principal Financial Officer

Dated: December 18, 2015